UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2022 (September 14, 2022)

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	NXDT	New York Stock Exchange

5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2022, NexPoint Diversified Real Estate Trust (the “Company”) entered into guaranties (the “BS Guaranties”) for the benefit of JPMorgan Chase Bank, National Association (“JPM”) and any additional or subsequent lenders from time to time (collectively, “BS Lender”) under the BS Loan Agreement (defined below), pursuant to which the Company guaranteed certain obligations of the borrowers (“BS Borrower”) under the Loan Agreement, dated September 14, 2022 (together with one or more applicable promissory notes thereunder, the “BS Loan Agreement”), by and among BS Borrower, JPM as administrative agent and BS Lender. The Company is the owner of a direct or indirect interest in BS Borrower and entered into the BS Guaranties as a condition of BS Lender lending to BS Borrower under the BS Loan Agreement.

The BS Guaranties include (1) the Guaranty Agreement (Carry Obligations), dated September 14, 2022, pursuant to which the Company guaranteed certain carrying obligations, including but not limited to payment of interest, insurance premiums, operating expenses, taxes and other charges, deposits into reserve accounts, and payment of enforcement and collection costs in connection with the foregoing obligations of BS Borrower under the BS Loan Agreement and (2) the Guaranty Agreement (Recourse Obligations), dated September 14, 2022 (the “BS Recourse Guaranty”), pursuant to which the Company guaranteed certain recourse obligations of BS Borrower pertaining to exculpation or indemnification of BS Lender, including but not limited to any fraud, misrepresentation, or certain other misconduct (including gross negligence, willful misconduct and certain waste), by BS Borrower or the Company, certain defaults with respect to legal requirements pertaining to the collateral and BS Borrower’s business, management or ownership of BS Borrower under the BS Loan Agreement. The BS Recourse Guaranty also provides that the Company may be required to repay principal amounts upon the occurrence of certain events, including bankruptcy or certain other insolvency events with respect to or actions taken by BS Borrower, raising or assertion by BS Borrower of a defense or certain related rights or requests in connection with enforcement actions or assertions of rights or remedies by BS Lender or any right in connection with any security for the loan, or failure on the part of BS Borrower to maintain status of each borrower as a single purpose entity as described in the BS Loan Agreement, to obtain consent before incurring certain additional indebtedness or liens encumbering any real property that is collateral under the loan, or to obtain consent for a transfer of or certain related transactions with respect to any real property that is collateral under the loan other than certain permitted transfers.

The BS Loan Agreement provides for a single initial advance of the loan in the amount of $221.8 million to BS Borrower on the closing date, $23.3 million of which will be held in escrow prior to disbursement pending satisfaction of conditions related to an acquisition of real property that is expected to be collateral under the BS Loan Agreement, and provides BS Borrower the right to request additional advances in connection with subsequently acquired properties. Amounts outstanding under the BS Loan Agreement are due and payable on September 9, 2023 which date may, at the option of BS Borrower, be extended for two successive one-year terms upon the satisfaction of certain terms and conditions. The BS Loan Agreement generally provides that the loan proceeds will be used for acquisitions and working capital requirements related to the real property that is collateral under the loan, and for payments and deposits required under or pursuant to the terms of the BS Loan Agreement.

Borrowings outstanding under the BS Loan Agreement are secured by mortgages on real property owned by one or more of the borrowers comprising BS Borrower and bear interest at the one-month secured overnight financing rate (“SOFR”) as administered by the Federal Reserve Bank of New York, subject to a floor of 0.50%, plus an applicable spread of 4.0017% with respect to approximately $184.9 million of initial principal thereunder and 5.3750% with respect to approximately $36.9 million of initial principal thereunder. The BS Loan Agreement provides for alternative interest rates in the event that one-month SOFR is no longer available or during an event of default, the latter of which will be the lesser of the maximum nonusurious interest rate allowed by applicable law and the otherwise applicable interest rate under the BS Loan Agreement plus 4%. The BS Loan Agreement also requires BS Borrower to maintain a separate interest rate cap agreement with respect to SOFR and to collaterally assign its payments rights thereunder to BS Lender. Borrowings outstanding under the BS Loan Agreement may be repaid from time to time on certain terms and conditions, including payment of administrative costs, expenses, exit fees, and interest for the period, as well as a spread maintenance payment in some circumstances.

Separately, on September 14, 2022, the Company entered into a Guaranty Agreement (Recourse Obligations), dated September 14, 2022 (the “CMBS Guaranty”) for the benefit of JPM and any additional or subsequent lenders from time to time (collectively, the “CMBS Lender”) under the Loan Agreement, dated September 14, 2022 (together with one or more applicable promissory notes thereunder, the “CMBS Loan Agreement”), by and among the borrowers thereunder (collectively, “CMBS Borrower”) and the CMBS Lender. The Company is the owner of a direct or indirect interest in CMBS Borrower and entered into the CMBS Guaranty as a condition of CMBS Lender lending to CMBS Borrower under the CMBS Loan Agreement. Pursuant to the CMBS Guaranty, the Company guaranteed certain recourse obligations of CMBS Borrower pertaining to exculpation or indemnification of CMBS Lender, including but not limited to any fraud, misrepresentation, or certain other misconduct (including gross negligence, willful misconduct and certain waste), by CMBS Borrower or the Company, certain defaults with respect to legal requirements pertaining to the collateral and CMBS Borrower’s business, management or ownership of CMBS Borrower under the CMBS Loan Agreement. The CMBS Guaranty also provides that the Company may be required to repay principal amounts upon the occurrence of certain events, including bankruptcy or certain other insolvency events with respect to or actions taken by CMBS Borrower, raising or assertion by CMBS Borrower of a defense or certain related rights or requests in connection with enforcement actions or assertions of rights or remedies by CMBS Lender or any right in connection with any security for the loan, or failure on the part of CMBS Borrower to maintain status of each borrower as a single purpose entity as described in the CMBS Loan Agreement, to obtain consent before incurring certain additional indebtedness or liens encumbering any real property that is collateral under the loan, or to obtain consent for a transfer of or certain related transactions with respect to any real property that is collateral under the loan other than certain permitted transfers.

The CMBS Loan Agreement provides for a loan of $356.5 million to CMBS Borrower. Amounts outstanding under the CMBS Loan Agreement are due and payable on September 9, 2024 which date may, at the option of CMBS Borrower, be extended for three successive one-year terms upon the satisfaction of certain terms and conditions. The CMBS Loan Agreement generally provides that the loan proceeds will be used for acquisitions and working capital requirements related to the real property that is collateral under the loan, and for payments and deposits required under or pursuant to the terms of the CMBS Loan Agreement.

Borrowings outstanding under the CMBS Loan Agreement are secured by mortgages on real property owned by one or more of the borrowers comprising CMBS Borrower and bear interest at one-month SOFR plus a spread of 3.55%, which will increase by 0.1% upon a second extension of the loan maturity and by an additional 0.15% upon a third extension of the loan maturity. The CMBS Loan Agreement provides for alternative interest rates in the event that one-month SOFR is no longer available or during an event of default, the latter of which will be the lesser of the maximum nonusurious interest rate allowed by applicable law and the otherwise applicable interest rate under the CMBS Loan Agreement plus 4%. The CMBS Loan Agreement also requires CMBS Borrower to maintain a separate interest rate cap agreement with respect to SOFR and to collaterally assign its payments rights thereunder to CMBS Lender. Borrowings outstanding under the CMBS Loan Agreement may be repaid from time to time on certain terms and conditions, including payment of administrative costs, expenses, and interest for the period, as well as a spread maintenance payment in some circumstances.

The guaranteed obligations by the Company under the BS Loan Agreement and the CMBS Loan Agreement are recourse obligations to the Company and each agreement contains representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type, including covenants pertaining to the nature of the applicable borrower’s business, management or ownership, acquisitions or dispositions of assets, mergers or dissolutions, the incurrence of additional liens on the assets of the applicable borrower, and the enforcement thereof. If an event of default occurs, the applicable lender may, among other things, require the applicable borrower to repay all amounts outstanding under the BS Loan Agreement and the CMBS Credit Agreement or foreclose on the collateral thereunder. Upon the occurrence of certain events as described above, the Company may also be required to make such repayment. Investors are not third-party beneficiaries of, and should not rely upon, any such representations, warranties and covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance,
Treasurer and Assistant Secretary
Date:  September 20, 2022